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                            REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement, dated as of January 1, 1994, is entered into between Telephone and Data Systems, Inc., an Iowa corporation (herein called "TDS"), and American Paging, Inc., a Delaware corporation (herein called "API").

          WHEREAS, TDS owns all of the issued and outstanding shares of the capital stock of API, which have been or will be converted into Series A Common Shares, par value $1.00 per share, and/or Common Shares, par value $1.00 per share; and

          WHEREAS, at any time and from time to time hereafter, API may authorize, issue and sell, and TDS may acquire, other classes of debt or equity securities (such other classes of debt or equity securities of API, the Series A Common Shares and the Common Shares being herein collectively called the "Securities", which term shall also have the meaning assigned thereto in Section 8(c) hereof);

          NOW, THEREFORE, in consideration of the foregoing and in order to specify certain provisions relating to the sale by means of domestic or foreign public offerings of Securities owned by TDS, the parties hereto agree as follows:

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          Section 1.  REGISTRATION AND LISTING RIGHTS.

          (a) REGISTRATION. If TDS shall, at any time and from time to time, request API in writing to register under the Securities Act of 1933 (the "Act") any Securities held by it (whether for purposes of a public offering, an exchange offer or otherwise), API shall use its best efforts to cause the prompt registration of all Securities specified in such request, and in connection therewith shall prepare and file on such appropriate form as API, in its reasonable discretion, shall determine, a registration statement under the Act to effect such registration. If TDS shall so request, API will register such Securities for offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule or rules to similar effect) under the Act. Notwithstanding the foregoing, API shall be entitled to postpone for a reasonable period of time, but not in excess of 90 calendar days, the filing of any registration statement otherwise required to be prepared and filed by it if (i) API is at such time conducting or about to conduct an underwritten public offering of Securities for sale for its account and determines that such offering would be materially adversely affected by the registration so required and (ii) API so notifies TDS within five days after TDS so requests.

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          (b)  OTHER OFFER AND SALE.  If TDS shall, at any time and from time to time, request API in writing to take such actions as shall be necessary or appropriate to permit any Securities held by TDS to be publicly or privately offered and sold in compliance with the securities laws or other relevant laws or regulations of any foreign jurisdiction in which a principal securities market outside the United States is located, API shall use its best efforts to take such actions in any such foreign jurisdiction (including listing such Securities on any foreign securities exchange on which such listing is requested by TDS) and shall otherwise cooperate in a timely manner in such offering. Any request under this paragraph (b) may be made separately or in conjunction with any request under paragraph (a). Notwithstanding the foregoing, API shall be entitled to postpone for a reasonable period of time, but not in excess of 90 calendar days, the taking of any actions otherwise required under this paragraph (b) if (i) API is at such time conducting or about to conduct an underwritten public offering of Securities for sale for its account and determines that such offering would be materially adversely affected by the registration so required and (ii) API so notifies TDS within 5 days after TDS so requests.

          (c) WRITTEN NOTICE. Any request by TDS pursuant to paragraph (a) or (b) of this Section 1, shall (i) specify the number and class of shares or the principal amount, as the case may

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be, of Securities which TDS intends to offer and sell, (ii) express the intention of TDS to offer or cause the offering of such Securities, (iii) describe the nature or method of the proposed offer and sale thereof and state whether such offer is intended to be made domestically or abroad, or both, and, if abroad, the country or countries in which such offer is intended to be made, (iv) specify any securities exchange (including any foreign securities exchange in any principal securities market outside the United States) or quotation system on which TDS requests that such Securities be listed, (v) contain the undertaking of TDS to provide all such information regarding its holdings and the proposed manner of distribution thereof as may be required in order to permit API to comply with all applicable laws and regulations, foreign or domestic, and all requirements of the Securities and Exchange Commission (the "SEC"), any other applicable United States or foreign regulatory or self-regulatory body and any other body having jurisdiction and any securities exchange (including any foreign securities exchange in any principal securities market outside the United States) on which the Securities are to be listed and to obtain acceleration of the effective date of any registration statement filed in connection therewith, and (vi) in the case of an underwritten public offering made domestically or abroad, or both, specify the managing underwriter or underwriters of such Securities, which shall be selected by TDS; PROVIDED, HOWEVER, that TDS may at any time prior to the effectiveness of any

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such registration statement or commencement of any such offering not pursuant to a registration statement, in its sole discretion and without the consent of API, abandon the proposed offering.

          (d) CONDITION TO EXERCISE OF RIGHTS. The obligations of API under paragraphs (a) and (b) of this Section 1 shall be subject to the limitation that API shall not be obligated to register, take other specified actions with respect to, or cooperate in the offering of, Securities upon the request of TDS, unless, in the case of a class of equity Securities, the number of shares specified in such request pursuant to Section 1(c)(i) shall be greater than the lesser of (A) one million shares or (B) one percent of the total number of shares of such class at the time issued and outstanding, or, in the case of a class of debt Securities, the principal amount specified in such request pursuant to Section 1(c)(i) shall be at least $5,000,000. Notwithstanding the foregoing, the failure of TDS to own the minimum number or percent or principal amount of Securities referred to in the preceding sentence at any time shall not affect the ability of TDS to exercise its rights under this Agreement at any subsequent time when TDS again owns such minimum number or percent or principal amount.

          (e) INCIDENTAL REGISTRATION. If API shall, at any time and from time to time, propose an underwritten offering for cash of

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any Securities, whether pursuant to a registration statement under the Act or otherwise, API shall give written notice as promptly as practicable of such proposed registration or offering to TDS and shall use its best efforts to include in such offering and, if such offering is pursuant to a registration statement under the Act, in such registration, any of the same class of such Securities held by TDS as TDS shall request within 20 calendar days after the giving of such notice, upon the same terms (including the method of distribution) as such offering; PROVIDED, HOWEVER, that (i) API shall not be required to give such notice or include any such Securities in any offering pursuant to a registration statement filed on Form S-8 or Form S-4 (or such other form or forms as shall be prescribed under the Act for the same purposes), and (ii) API may at any time prior to the effectiveness of any such registration statement or commencement of any such offering not pursuant to a registration statement, in its sole discretion and without the consent of TDS, abandon the proposed offering in which TDS had requested to participate. Notwithstanding the foregoing, API shall not be obligated to include such Securities in such offering if API is advised in writing by its managing underwriter or underwriters (with a copy to TDS within five days after TDS delivers its request pursuant to this paragraph (e)) that such offering would in its or their opinion be materially adversely affected by such inclusion; PROVIDED, HOWEVER, that API shall in any case be obligated to include up to, at TDS's discretion, such number or amount of

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Securities in such offering as such managing underwriter or underwriters shall determine will not materially adversely affect such offering.

          (f) CONVERSION OF OTHER SECURITIES. Should TDS offer any rights, warrants or other securities issued by it or any other person that are convertible into or exercisable or exchangeable for any Securities, API's obligations under this Section 1 shall be applicable to such Securities to be purchased upon such conversion, exercise or exchange.

          Section 2. COVENANTS OF API. In connection with any offering of Securities pursuant to this Agreement, API shall:

          (a) furnish to TDS such number of copies of any prospectus (including any preliminary prospectus), registration statement, offering memorandum or other offering document (including any exhibits thereto or documents referred to therein) as TDS may reasonably request and a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Securities;

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          (b)  take such reasonable action as may be necessary to qualify such
     Securities for offer and sale under such securities, "blue sky" or similar laws of such jurisdictions (including any foreign country or political subdivision thereof) as TDS or any underwriter shall request;

          (c) enter into an underwriting agreement (or equivalent document in any foreign jurisdiction) containing representations, warranties, indemnities, contribution provisions and agreements then customarily included by an issuer in underwriting agreements (or such equivalent documents) in the form customarily used by the managing underwriter and reasonably acceptable to API and TDS with respect to secondary distributions;

          (d) at the closing, furnish unlegended certificates representing ownership of the Securities being sold in such denominations as shall be requested by TDS or the managing underwriter;

          (e) in the case of any offering of equity securities, instruct the transfer agent and registrar to release any stop transfer orders with respect to the equity securities being sold;

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          (f)  promptly inform TDS (i) in the case of any domestic offering of
     Securities in respect of which a registration statement is filed under the Act, of the date on which such registration statement or any post-effective amendment thereto becomes effective (and, in the case of any offering abroad of Securities, of the date when any required filing under the securities and other laws of such foreign jurisdiction shall have been made and when the offering may be commenced in accordance with such laws) and
     (ii) of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

          (g) upon any registration statement becoming effective pursuant to any registration under the Act pursuant to this Agreement, file any necessary amendments or supplements to such registration statement and otherwise use its best efforts to keep such registration statement effective for such period as TDS shall request;

          (h) take such reasonable actions as may be necessary to have such Securities listed on any securities exchange or

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

     quotation system on which TDS shall request such listing pursuant to the notice delivered by TDS under Section 1(c) hereof;

          (i) promptly notify TDS of the happening of any event as a result of which any registration statement or any preliminary prospectus or prospectus included therein or any offering memorandum or other offering document includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to TDS as many copies of a supplement to or amendment of such offering document which shall correct such untrue statement or eliminate such omission, as TDS shall request;

          (j) appoint a trustee or fiscal agent (in the case of debt securities) and any transfer agent, registrar, depository, authentication agent or other agent as may be necessary or desirable or as may be requested by TDS; and

          (k) take such actions and execute and deliver such other documents as may be necessary to give full effect to the rights of TDS under this Agreement.

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

          Section 3.  EXPENSES.

          (a) All expenses incurred in complying with Section 1(a) or (b) hereof, including, without limitation, all registration and filing fees (including all expenses incident to any filing with the National Association of Securities Dealers, Inc., or listing on any domestic or foreign securities exchange), fees and expenses of complying with securities and blue sky laws (including those of counsel satisfactory to TDS retained to effect such compliance) and printing expenses (collectively "Registration Expenses") and any stamp, duty or transfer tax shall be paid by TDS. Notwithstanding the foregoing, (i) TDS shall pay all underwriting discounts and commissions, (ii) API shall pay (x) the fees and disbursements of its independent public accountants (including any such fees and expenses incurred in performing any special audits required in connection with any such offering and incurred in connection with the preparation of pro forma financial statements and comfort letters for any such offering), (y) transfer agents', trustees', fiscal agents', depositaries', and registrars' fees and the fees of any other agent appointed in connection with such offering, and (z) all security engraving and printing expenses and (iii) each party shall pay the fees and expenses of its counsel.

          (b) All expenses incurred in complying with Section 1(e) hereof, including, without limitation, any Registration Expenses,

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shall be paid by API, except that (i) TDS shall pay all underwriting discounts, commissions and expenses specifically attributable to the inclusion in the offering under said Section 1(e) of the Securities being sold by TDS and (ii) each party shall pay the fees and expenses of its counsel.

          Section 4.  INDEMNIFICATION.

          (a) API INDEMNITY. In the case of each offering contemplated by this Agreement, API shall indemnify and hold harmless TDS, its officers and directors, each underwriter of Securities so offered and each person, if any, who controls TDS or any such underwriter within the meaning of Section 15 of the Act, and each person affiliated with or retained by TDS and who may be subject to liability under any applicable securities laws, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Act or any other statute or common law of the United States of America or any other country, or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any untrue statement or alleged untrue statement of a material fact

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contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by API of the Act, any blue sky laws, securities laws or other applicable laws of any state or country in which Securities are offered and relating to action or inaction required of API in connection with such offering; PROVIDED, HOWEVER, that the indemnification agreement contained in this Section 4(a) shall not apply to such losses, claims, damages, liabilities or actions if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, made in reliance upon and in conformity with information concerning TDS supplied or approved by TDS for use in connection with the preparation of the registration statement or any preliminary prospectus or final prospectus contained in the registration statement, any offering memorandum or other offering document, or any amendment thereof or supplement thereto.

          (b) TDS INDEMNITY. In the case of each offering made pursuant to this Agreement, TDS shall, in the same manner and to the same extent as set forth in paragraph (a) of this Section 4,

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indemnify and hold harmless API and each person, if any, who controls API within the meaning of Section 15 of the Act, and each person affiliated with or retained by API and who may be subject to liability under any applicable securities laws, its directors and those officers of API who shall have signed any registration statement, offering memorandum or other offering document with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained in such registration statement, any offering memorandum or other offering document, or any amendment thereof or supplement thereto, if such statement or omission shall have been made in reliance upon and in conformity with information concerning TDS supplied or approved by TDS for use in connection with the preparation of such registration statement, any preliminary prospectus or final prospectus contained in such registration statement, any offering memorandum or other offering document, or any amendment thereof or supplement thereto.

          (c) PROCEDURE FOR INDEMNIFICATION. Each party indemnified under paragraph (a) or (b) of this Section 4, or under Section 8(f) hereof, shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such

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action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 4, or under Section 8(f) hereof, unless the indemnifying party was materially prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party.
In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory in any case to TDS. If the indemnifying party so assumes the defense thereof, it may not agree to any settlement of any such action as the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party. If the indemnifying party does not assume the defense thereof, it shall be bound by any settlement to which the indemnified party agrees, irrespective of whether the indemnifying party consents thereto. If any settlement of any claim is effected by the indemnified party prior to commencement of any action relating thereto, the indemnifying party shall be bound thereby only if it has consented in writing thereto. In any action hereunder, the indemnified party shall continue to be entitled to participate in

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the defense thereof, with counsel satisfactory to TDS, even if the indemnifying party has assumed the defense thereof, and the indemnifying party shall not be relieved of the obligation hereunder to reimburse the indemnified party for the costs thereof.

          Section 5.  TRANSFER OF RIGHTS.

          (a) Subject to paragraph (b) below, the rights of TDS under this Agreement with respect to any Security may be transferred to any one or more transferees of such Security. Any transfer of registration rights pursuant to this Section 5 shall be effective only upon receipt by API of written notice from TDS stating the name and address of any transferee and identifying the Securities with respect to which the rights under this Agreement are being transferred.

          (b) The rights of a transferee under paragraph (a) above shall be the same rights granted to TDS under this Agreement, except such transferee shall (i) only have the right to make one request under paragraph (a) or (b) of Section 1, which may be a simultaneous request under paragraphs (a) and
(b), and two requests under paragraph (e) of Section 1 and (ii) in the case of a request under paragraph (a) or (b) of Section 1, be required to pay all expenses that, under Section 3, would be required to be paid by TDS and in the case of a request under paragraph (e) of Section 1, be

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required to pay all expenses that, under Section 3(b), would be required to be paid by TDS.

          Section 6. TERMINATION OF OBLIGATIONS. Section 1 of this Agreement shall terminate and cease to be of any force and effect in respect of TDS at such time as TDS, and in respect of any assignee of TDS under Section 9(c) at such time as such assignee, shall cease beneficially to own any Securities; PROVIDED, HOWEVER, that such termination shall not affect the rights of any transferee under Section 5.

          Section 7. REPRESENTATION AND WARRANTIES. As an inducement to enter into this Agreement, each party represents to and agrees with the other that:

          (a) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power to own, lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement;

          (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance

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     of this Agreement and the consummation of the transactions contemplated hereby;

          (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to equitable limitations on the availability of the remedy of specific performance); and

          (d) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the compliance with any of the provisions of this Agreement will (i) conflict with or result in a breach of any provision of its corporate charter or bylaws, (ii) breach, violate or result in a default under any of the terms of any agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or affecting any of its properties or assets.

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          Section 8.  CERTAIN AGREEMENTS AND DEFINITIONS.

          (a) CALCULATION OF AMOUNTS. For purposes of this Agreement, the amount of any Securities outstanding at any time (and the amount of any Securities then beneficially owned by TDS or any other person) shall be calculated on the basis of the information contained in API's most recent report filed with the SEC. For purposes of calculating the amount of Securities outstanding at any time (and the amount of Securities then beneficially owned by TDS or any other person) all outstanding securities convertible into or exchangeable for such Securities, including outstanding securities that in the future will become so convertible or exchangeable, shall be deemed to have been fully converted at such time.

          (b) "PERSON"; "AFFILIATE". As used in this Agreement, the term "person" shall mean any individual, partnership, corporation, trust or other entity. As used in this Agreement, the term "affiliate" shall mean, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

          (c) "SECURITIES". As used in this Agreement, the term "Securities" shall include any security of API now owned or

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hereafter acquired by TDS, whether acquired in any transaction with API or another person, in any recapitalization of API, as a dividend or other distribution, as a result of any "split" or "reverse split", upon conversion or exercise of another security of API or any other person, or otherwise.

          (d) NO LEGEND. No Security held or to be transferred by TDS shall bear any legend, nor shall API cause or permit any transfer agent or registrar appointed by API with respect to such Security to refuse or fail to effect a transfer or registration with respect to such Security, provided that TDS provides to API a certificate of an officer to TDS in connection with such transfer or registration to the effect that such transfer or registration is not in violation of any applicable securities or other law.

          (e) STOCK BOOKS. Except as otherwise provided by law for all holders of securities, API will not close its stock books or other registries against the transfer of any Security held by TDS.

          (f) SECURITIES EXCHANGE ACT OF 1934. API shall at all times (whether or not it is required to do so) timely file such information, documents and reports as the SEC may require or prescribe under the Securities Exchange Act of 1934 (the "Exchange Act") and shall provide TDS with two copies of each thereof or any

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other communication with or from the SEC.  API shall, whenever requested by
TDS, notify TDS in writing whether API has, as of the date specified by TDS, complied with the Exchange Act reporting requirements to which it is subject for such period to such date as shall be specified by TDS. API acknowledges and agrees that one of the purposes of the requirements contained in this
Section 8(f) is to enable TDS to comply with the current public information requirements contained in Paragraph (c) of Rule 144 under the Act (or any corresponding rule hereafter in effect) should TDS ever wish to dispose of any Securities without registration under the Act in reliance upon Rule 144. In addition, API shall take such other measures and file such other information, documents and reports as shall hereafter be required by the SEC as a condition to the availability of Rule 144. API covenants, represents and warrants that all such information, documents and reports filed with the SEC shall not contain any untrue statement of a material fact or fail to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading, and API shall indemnify and hold TDS, its officers and directors and each broker, dealer, underwriter or other person acting for TDS (and any controlling person of any of the foregoing) harmless from and against any and all claims, liabilities, losses, damages, expenses and judgments and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any

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actions insofar as such claims, liabilities, losses, damages expenses and judgments arise out of or based upon any breach of the foregoing covenants, representations or warranties. The procedure for indemnification set forth in Section 4(c) hereof shall apply to the indemnification provided under this
Section 8(f).

          (g) LISTING. Once initially listed, API shall maintain in effect any listing of Securities on any securities exchange (domestic or foreign) or quotation system, shall make all filings and take all other actions required under the rules of such exchange or quotation system and any applicable listing agreement, shall provide TDS with two copies of each such filing or any other communication with such exchange or quotation system at the time at which such filing is made, and shall notify TDS of any proceeding or other action taken by such exchange, quotation system or any other person which might have the effect of terminating or otherwise changing the status of such listing, forthwith upon the occurrence thereof.

          (h) LIMITATION ON OTHER SECURITIES TO BE REGISTERED. In case of any registration, offering or sale contemplated by paragraph (a) or (b) of
Section 1, API shall not include in such registration, offering or sale any Securities other than those beneficially owned by TDS, and in case of any registration, offering or sale contemplated by paragraph (e) of Section 1, API

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shall not include in such registration, offering or sale any Securities other than those being offered by API and TDS.

          (i) FILINGS; PRESS RELEASES. As far in advance as is practicable of (but in any event no later than two business days before) (i) the publication of any press release containing information material to API's stockholders or (ii) the filing of any document or report with the SEC or with any securities exchange or quotation system, API shall send a reasonably final draft of such press release, document or report to TDS at the address set forth in Section 9(m) hereof. TDS shall have the right to request amendments, modifications or supplements to any such release, document or report and API shall not unreasonably withhold its consent thereto. The obligations of API under this Section 8(i) shall terminate and cease to be of any force and effect at such time as TDS shall cease to beneficially own any Securities, or if at any time less than 500,000 Series A Common Shares, par value $1.00 per share, of API are outstanding.

          (j) COUNSEL. In any case where legal counsel is to be employed to represent the parties for any purpose under this Agreement, TDS shall have the right to select such counsel. If in the judgment of TDS it would be appropriate to do so, TDS may select the same counsel to represent both parties in connection with any matter, and API hereby consents in advance to any such

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joint representation; PROVIDED, HOWEVER, that if any counsel selected for such joint representation is of the opinion at any time that, in light of the circumstances then existing, it would not be able to discharge its professional responsibilities properly in undertaking or in continuing such joint representation, then TDS shall select separate counsel to represent API in the matter. Except as otherwise specifically provided in Section 4(b) hereof, API shall be solely responsible for the fees and expenses of any separate counsel so selected, and TDS shall have no responsibility or liability whatsoever with respect thereto. If the parties use the same counsel, each of the parties shall be responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each of the parties.

          Section 9.  MISCELLANEOUS.

          (a) INJUNCTIONS. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

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

          (b) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or enforceable. In the event that any such term, provision, covenant or restriction is so held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

          (c) ASSIGNMENT. Except in the case of a transaction as a result of which API ceases to be an affiliate of TDS or except as provided otherwise in Section 5 hereof, and except by operation of law or in connection with the sale of all or substantially all the assets of a party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; PROVIDED, HOWEVER, that the provisions of the Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto (including, solely for purposes of Section 4 hereof, their officers and directors) and their respective successors and permitted assigns. In the case of a transaction as a result of which API ceases to be an affiliate of TDS, this Agreement and all of TDS's rights and obligations hereunder shall be deemed to be automatically assigned to any person who acquires Securities in connection with the transaction and who API and TDS are affiliates of both before and after the transaction.

          (d) FURTHER ASSURANCES. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the parties shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

          (e) PARTIES IN INTEREST. Nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person, firm or corporation other than the parties and their respective permitted successors and assigns.

          (f) WAIVERS, ETC. No failure or delay on the part of the parties in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing and signed by the chief executive officer or the chief financial officer of each party in the case of amendments or modifications, or by the chief executive officer or the chief financial officer of the waiving or consenting party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (g) SETOFF. All payments to be made by either party under this Agreement shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

          (h) CHANGES OF LAW. If, due to any change in applicable law or regulations or the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated hereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

          (i) CONFIDENTIALITY. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential, any information which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; PROVIDED, HOWEVER, that such obligation to maintain confidentiality shall not apply to information which (x) at the time of disclosure was in the public domain not as a result of acts by the receiving party or (y) was in the possession of the receiving party at the time of disclosure.

          (j) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby.

          (k) HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (l) COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

          (m) NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by telegram or sent by registered mail, postage prepaid to:

          TDS at:   30 North LaSalle Street
                    Suite 4000
                    Chicago, IL  60602-2507
                    Attention:  President

          with separate copies at such address to the attention of the Chief Financial Officer and the Corporate Secretary

          API at:   1300 Godward Street, N.E.
                    Suite 3100
                    Minneapolis, MN  55413-1767
                    Attention:  President

          with separate copies at such address to the attention of the Chief Financial Officer and the Corporate Secretary

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Any notice given under this Agreement shall be deemed delivered when received at the appropriate address.

          (n) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois applicable to contracts made and to be performed therein.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the date and year first above written.

                              TELEPHONE AND DATA SYSTEMS, INC.

                              By: /s/ LeRoy T. Carlson, Jr.
                                 --------------------------------
                              Name: LeRoy T. Carlson, Jr.
                                   ------------------------------
                              Title: President
                                    -----------------------------

                              AMERICAN PAGING, INC.

                              By: /s/ John R. Schaaf
                                 --------------------------------
                              Name: John R. Schaaf
                                   ------------------------------
                              Title: President
                                    -----------------------------

                   Signature Page of Registration Rights Agreement
                             dated as of January 1, 1994.